EXHIBIT NUMBER 23.2


               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-24027) pertaining to the Information Management Resources, Inc. Employee Stock Purchase Plan of our report dated August 20, 1999, with respect to the consolidated financial statements of IMRglobal Corp. included in this Current Report (Form 8K), for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP
                                                      ERNST & YOUNG LLP
Tampa, Florida
August 20, 1999